UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-12

                          FRANKLIN CAPITAL CORPORATION
                          ----------------------------
                (Name of Registrant as Specified In Its Charter)

     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          ___________

     (2)  Aggregate number of securities to which transaction applies:
          __________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________

     (4)  Proposed maximum aggregate value of transaction: ______________

     (5)  Total fee paid: ____________

[_]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: ____________

     (2)  Form, Schedule or Registration Statement No.: ____________

     (3)  Filing Party: _________________

     (4)  Date Filed:  __________________

ON JUNE 24, 2004, FRANKLIN CAPITAL CORPORATION ISSUED THE FOLLOWING JOINT PRESS RELEASE WITH AULT GLAZER & COMPANY INVESTMENT MANAGEMENT LLC:

FRANKLIN CAPITAL CORPORATION AND AULT GLAZER & CO. INVESTMENT MANAGEMENT SIGN A LETTER OF UNDERSTANDING

Thursday June 24, 9:56am ET

FRANKLIN CAPITAL TO HOLD A SPECIAL STOCKHOLDER MEETING TO APPROVE CAPITAL RAISING TRANSACTIONS AND ELECT A NEW BOARD OF DIRECTORS


NEW YORK--(BUSINESS WIRE)- JUNE 24, 2004 - Franklin Capital Corporation (AMEX:
FKL) and Ault Glazer & Co. Investment Management LLC announced today that they have entered into a Letter of Understanding pursuant to which Mr. Milton Todd "Ault" III has joined the current board of directors of Franklin Capital. Mr. Ault is the controlling and managing member of Ault Glazer.

Under the terms of the Letter of Understanding, Franklin has agreed to hold a special meeting of its stockholders to vote on, among other items, the approval of future capital raising transactions for Franklin and to approve a new slate of directors nominated by Ault Glazer. At the special meeting, Franklin stockholders will also be asked to approve the sale of all of Franklin's shares of Excelsior Radio Networks in order to change the investment strategy of the company to a company that invests in Medical Products/Healthcare Solutions. Franklin Capital plans to continue to operate as a business development company listed on the American Stock Exchange.

"We are very excited about the future of Franklin Capital Corp. We have assembled a remarkable team of experts in the medical products area, and we are confident that when we receive shareholder approval of the proposed transactions we will succeed in our strategy of creating stockholder value through investments in medical products", said Todd Ault, a principal of Ault Glazer & Co. and a member of the board of directors of Franklin Capital. "I would like to thank Stephen Brown and the other Franklin Capital directors for their cooperation in this transaction."

"The Board of Franklin believes that the terms of the Letter of Understanding provide a framework for the realization of Franklin's stated intention to find a strategic partner to assist Franklin with various strategic, financial and business alternatives available to maximize shareholder value." said Stephen Brown, Chief Executive Officer of Franklin Capital.

Franklin Capital expects to file a preliminary proxy statement related to the transactions contemplated in the Letter of Understanding within the next 30 days, and will announce separately to its stockholders the date for the special meeting.


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
If the new slate of Ault Glazer nominees is elected by the stockholders, Mr. Stephen Brown, Franklin's current Chief Executive Officer, would resign as an officer and director of the company.

Separately, Ault Glazer has received the agreement of the holders of approximately 51% of the preferred stock of Franklin Capital to sell to Ault Glazer their shares of preferred stock of Franklin Capital and has agreed to offer to acquire the remaining shares of preferred stock no later than 10 days after the special stockholder's meeting. The preferred stock of Franklin Capital is not publicly traded.


ADDITIONAL INFORMATION

In connection with the transactions contemplated in the Letter of Understanding, Franklin Capital will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF FRANKLIN CAPITAL ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Franklin Capital Corporation at 450 Park Avenue, New York, New York 10022, or at 212 486 2323. In addition, documents filed with the SEC by Franklin Capital will be available free of charge at the SEC's web site at http://www.sec.gov.

Ault Glazer, Franklin Capital and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Franklin Capital in favor of the transactions contemplated in the Letter of Understanding. Information about the executive officers and directors of Franklin Capital and their ownership of Franklin Capital stock is set forth in the proxy statement for Franklin Capital's 2003 Annual Meeting of Stockholders. Certain directors and executive officers of Franklin Capital may have direct or indirect interests in the transactions contemplated in the Letter of Understanding due to securities holdings, pre-existing or future indemnification arrangements or vesting of options, or, in the case of Mr. Brown, rights to certain severance payments following these transactions. Information about Ault Glazer and Mr. Ault can be found in Schedule 13D's filed with the SEC since May 2004. Additional information regarding Ault Glazer, Franklin Capital and the interests of their respective executive officers and directors in the transactions contemplated in the Letter of Understanding will be contained in the proxy statement regarding these transactions that will be filed by Franklin Capital with the SEC.



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
FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements, including statements regarding the potential growth of the market in which Franklin Capital operates, the anticipated impact of the transactions contemplated in the Letter of Understanding, the anticipated timing of these transactions, and trends in business conditions. Readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to change and future events or results may differ materially.. Readers are referred to the documents filed by Franklin Capital with the SEC, specifically the most recent reports on Form 10-K and 10-Q, which identify important risk factors that could cause actual results to differ from those contained in these forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are: this transactions contemplated in the Letter of Understanding may not be completed on a timely basis or at all; risks associated with the successful repositioning of Franklin Capital's business; anticipated benefits of these transactions may not be realized; global economic conditions; uncertainties in the geopolitical environment; international operations; litigation involving patents, intellectual property and state and federal securities litigation matters; and possible disruption in commercial activities occasioned by terrorist activity and armed conflict. The information in this release is current as of the date of this release, but may not remain accurate as of any future date. Ault Glazer and Franklin Capital do not undertake any duty to update the information provided in this release, except as otherwise required by law.


Contact:
     Stephen L. Brown
     Chairman & C.E.O.
     Franklin Capital Corporation
     450 Park Ave. Ste 2002
     New York, NY 10022
     212-486-2323
     or
     Todd Ault
     Chief Investment Officer / Managing Director
     Ault Glazer & Co.
     100 Wilshire Blvd. 15'th floor
     Santa Monica, CA 90401
     310-752-1442


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
ON JUNE 24, 2004, FRANKLIN CAPITAL CORPORATION FILED A FORM 8-K WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH INCLUDED THE FOLLOWING TEXT:

ITEM 5.    OTHER EVENTS.

           On June 24, 2004, Franklin Capital Corporation ("Franklin") and Ault Glazer & Co. Investment Management LLC ("Ault Glazer") issued a press release (the "Press Release") announcing that they have entered into a Letter of Understanding (the "Letter of Understanding"), dated as of June 23, 2004, between Franklin and Ault Glazer, pursuant to which Mr. Milton "Todd" Ault III has joined the current board of directors of Franklin.

           Under the terms of the Letter of Understanding, Franklin has agreed to hold a special meeting of its stockholders to vote on, among other items, the approval of some capital raising transactions for Franklin and to approve a new slate of directors nominated by Ault Glazer. At the special meeting, Franklin stockholders will also be asked to approve the sale of all of Franklin's shares of Excelsior Radio Networks.

           In connection with the Letter of Understanding, Stephen L. Brown and Franklin entered into a Termination Agreement and Release (the "Termination Agreement and Release") whereby Mr. Brown agreed to terminate his employment agreement and receive a payment under his severance agreement if the new slate of Ault Glazer nominees are elected by the stockholders. Additionally, upon the effectiveness of such modifications, Mr. Brown, who is Franklin's current Chief Executive Officer, would resign as an officer and Board member of Franklin.

           Copies of (i) the Press Release, (ii) the Letter of Understanding, and (iii) the Termination Agreement and Release are filed herewith as exhibits and are incorporated by reference herein.


ADDITIONAL INFORMATION

In connection with the transactions contemplated in the Letter of Understanding, Franklin will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF FRANKLIN ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Franklin Capital Corporation at 450 Park Avenue, New York, New York 10022, or at 212 486 2323. In addition, documents filed with the SEC by Franklin will be available free of charge at the SEC's web site at http://www.sec.gov.

           Ault Glazer, Franklin and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Franklin in favor of the transactions contemplated in the Letter of Understanding. Information about the executive officers and directors of Franklin and their ownership of Franklin stock is set forth in the proxy statement for Franklin's 2003 Annual Meeting of Stockholders. Certain directors and executive officers of Franklin may have direct or indirect interests in the transactions contemplated in the Letter of Understanding due to securities holdings, pre-existing or future indemnification arrangements or vesting of options, or, in the case of Mr. Brown, rights to certain severance payments following these transactions. Information about Ault Glazer and Mr. Ault can be found in Schedule 13D's filed with the SEC since May 2004. Additional information regarding Ault Glazer, Franklin and the interests of their respective executive officers and directors in the transactions contemplated in the Letter of Understanding will be contained in the proxy statement regarding these transactions that will be filed by Franklin with the SEC.


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